UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2023

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666		36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
4 Copley Place	Boston	MA	02116
(Address of principal executive offices)			(Zip Code)

(617) 532-6100
(Registrant’s telephone number, including area code)
 N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Wayfair Inc. (the “Company”) held on April 25, 2023 (the “Effective Date”), stockholders of the Company approved the Wayfair Inc. 2023 Incentive Award Plan (the “2023 Plan”). The 2023 Plan is an equity incentive plan pursuant to which awards, including stock options, restricted stock, restricted stock units, performance awards, dividend equivalent rights, stock payments, stock appreciation rights and substitute awards, may be granted to officers, including executive officers, employees, consultants and non-employee directors of the Company and its subsidiaries. The 2023 Plan was adopted principally to serve as a successor plan to the Wayfair Inc. 2014 Incentive Award Plan, as amended (the “2014 Plan”). The maximum number of shares of Class A common stock that may be issued under the 2023 Plan is the sum of: (i) 15,000,000 shares of Class A common stock, (ii) any shares of Class A common stock available for grant under the 2014 Plan as of the Effective Date and (iii) any shares of Class A common stock which are subject to 2014 Plan awards and become available for issuance under the 2023 Plan after the Effective Date of the 2023 Plan. It is not possible to determine the specific amounts and types of awards that may be granted to eligible participants under the 2023 Plan subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Compensation Committee of the Company’s Board of Directors (the “Board”). The 2023 Plan will remain in effect until it is terminated by the Board or the Compensation Committee. The foregoing description of the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting:
1.The stockholders voted to elect each of the nine (9) nominees for director.
2.The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2023.
3.The stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers.
4.The stockholders approved the 2023 Plan.

Holders of the Company’s Class A common stock are entitled to one (1) vote per share and holders of the Company’s Class B common stock are entitled to ten (10) votes per share. Holders of Class A common stock and Class B common stock voted together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting.

The Company’s inspector of elections certified the following vote tabulations:
Proposal 1: Election of Directors

Nominee	For	Abstain	Broker Non-Votes
Niraj Shah	297,085,545	1,107,585	14,609,466
Steven Conine	297,125,114	1,068,016	14,609,466
Michael Choe	297,448,666	744,464	14,609,466
Andrea Jung	288,792,631	9,400,499	14,609,466
Jeremy King	291,581,535	6,611,595	14,609,466
Michael Kumin	282,344,827	15,848,303	14,609,466
Jeffrey Naylor	297,107,277	1,085,853	14,609,466
Anke Schäferkordt	297,812,108	381,022	14,609,466
Michael E. Sneed	294,413,234	3,779,896	14,609,466
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
312,558,390	196,768	47,438	—

Proposal 3: Non-Binding Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Votes
274,044,439	24,101,321	47,370	14,609,466
Proposal 4: Vote to Approve Wayfair Inc. 2023 Plan.

For	Against	Abstain	Broker Non-Votes
263,837,193	34,315,487	40,450	14,609,466

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Wayfair Inc. 2023 Incentive Award Plan
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: April 26, 2023	By:	/s/ ENRIQUE COLBERT
Enrique Colbert
General Counsel and Secretary

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